Exhibit 99.1

Contacts:

Media Contact	Investor Contact
Len Dieterle	Brian Denyeau
Aspen Technology	ICR for Aspen Technology
+1 781-221-4291	+1 646-277-1251
len.dieterle@aspentech.com	ir@aspentech.com

Aspen Technology Announces Financial Results for the
First Quarter of Fiscal 2024

Bedford, Mass. – November 6, 2023 - Aspen Technology, Inc. (AspenTech) (NASDAQ: AZPN), a global leader in industrial software, today announced financial results for its first quarter in fiscal 2024, ended September 30, 2023.
“We delivered solid results in the first quarter, once again achieving double-digit ACV growth on strong demand across most markets,” said Antonio Pietri, President and Chief Executive Officer of AspenTech. “While our first year as new AspenTech was centered on building the foundation, our focus in fiscal 2024 is on execution and expansion. Our work in these areas is off to a strong start, and we remain committed to helping our customers to run their assets safer, greener, longer, and faster through our expanded portfolio and greater market reach.”
Pietri continued, “AspenTech solutions are mission-critical to customers around the world. We are seeing numerous opportunities to help asset-intensive companies better meet their profitability and sustainability objectives as well as promising signs of growth across many different sustainability pathways. We remain confident in our business outlook and are reiterating our guidance for fiscal 2024.”
First Quarter Fiscal Year 2024 Recent Business Highlights

•Annual contract value1 (“ACV”) was $897.6 million at the end of the first quarter of fiscal 2024, increasing 10.9% year over year and 1.4% quarter over quarter.

•Operating cash flow was $17.0 million for the first quarter of fiscal 2024, compared to $5.1 million in the first quarter of fiscal 2023.

•Free cash flow2 was $16.0 million for the first quarter of fiscal 2024, compared to $3.7 million in the first quarter of fiscal 2023.

Summary of First Quarter Fiscal Year 2024 Financial Results

AspenTech’s total revenue was $249.3 million in the first quarter of fiscal 2024 and included the following:

•License and solutions revenue, which represents the portion of a term license agreement allocated to the initial license and Open Systems International, Inc. (OSI) revenue where software, hardware and professional services are recognized as one performance obligation, was $148.6 million in the first quarter of fiscal 2024, compared to $160.2 million in the first quarter of fiscal 2023.

•Maintenance revenue, which represents the portion of customer agreements related to ongoing support and the right to future product enhancements, was $85.0 million in the first quarter of fiscal 2024, compared to $78.4 million in the first quarter of fiscal 2023.

•Services and other revenue, which represents the portion of customer agreements related to professional services and training services, was $15.7 million in the first quarter of fiscal 2024, compared to $12.2 million in the first quarter of fiscal 2023.

Loss from operations was $60.2 million in the first quarter of fiscal 2024, compared to loss from operations of $51.2 million in the first quarter of fiscal 2023. Non-GAAP income from operations was $77.8 million in the first quarter of fiscal 2024, compared to $92.6 million in the first quarter of fiscal 2023. A reconciliation of GAAP to non-GAAP results is presented in the financial tables included in this press release.

Net loss was $34.5 million, or $0.54 per diluted share, in the first quarter of fiscal 2024, compared to a net loss of $11.2 million, or $0.17 per diluted share, in the first quarter of fiscal 2023. AspenTech has increased amortization of intangible assets following the close of its transaction with Emerson Electric Co. As a result, AspenTech expects its amortization of intangible assets to remain at higher levels for the next several years as the related asset balance is amortized over the respective expected useful lives of the intangible assets.

Non-GAAP net income was $74.9 million, or $1.16 per share, in the first quarter of fiscal 2024, compared to non-GAAP net income of $142.0 million, or $2.20 per share, in the first quarter of fiscal 2023. The year-over-year decrease in non-GAAP net income was mainly due to the lower benefit from income taxes in the first quarter of fiscal 2024, following AspenTech's change in approach to computing its tax provision, which initially occurred in the second quarter of fiscal 2023.

AspenTech had cash and cash equivalents of $120.5 million as of September 30, 2023, compared to $241.2 million as of June 30, 2023. The decrease in cash and cash equivalents was due to the impact of share repurchase activity under AspenTech’s $300.0 million share repurchase authorization in the first quarter of fiscal 2024. AspenTech had no borrowings and $197.7 million available under its revolving credit facility as of September 30, 2023.

AspenTech generated $17.0 million in cash flow from operations and $16.0 million in free cash flow2 in the first quarter of fiscal 2024, compared to $5.1 million in cash flow from operations and $3.7 million in free cash flow in the first quarter of fiscal 2023. Free cash flow is a non-GAAP metric that is calculated as net cash provided by operating activities adjusted for the net impact of purchases of property, equipment and leasehold improvements and payments for capitalized computer software development costs.

Recent Developments

Chief Financial Officer Transition

On October 19, 2023, AspenTech announced that Chantelle Breithaupt had informed the Company that she plans to step down as Chief Financial Officer for another opportunity. Ms. Breithaupt will continue in her role through December 31, 2023. Christopher Stagno, who currently serves as SVP, Chief Accounting Officer, will assume the role of Interim CFO, effective January 1, 2024, should a permanent CFO not have been named.

Share Repurchase Programs Update

AspenTech settled its $100 million accelerated share repurchase program in the first quarter of fiscal 2024, which resulted in the delivery of an additional 107,045 shares of AspenTech common stock, for a total of 594,671 shares delivered under the program. Upon completion of the accelerated share repurchase program, AspenTech began purchasing shares pursuant to its $300.0 million share repurchase authorization announced on August 1, 2023. During the first quarter of fiscal 2024, AspenTech repurchased 579,798 shares for $114.2 million under the share repurchase authorization. The total value remaining under the share repurchase authorization as of September 30, 2023, was $185.8 million, which AspenTech expects to utilize in the remainder of fiscal 2024.

Fiscal Year 2024 Business Outlook

Based on information as of today, November 6, 2023, AspenTech is issuing the following guidance for fiscal 2024.

•ACV1 growth of at least 11.5% year-over-year
•GAAP operating cash flow of at least $378 million
•Free cash flow2 of at least $360 million
•Total bookings of at least $1.04 billion
•Total revenue of at least $1.12 billion

•GAAP total expense of approximately $1.22 billion
•Non-GAAP total expense of approximately $675 million
•GAAP operating loss at or better than $100 million
•Non-GAAP operating income of at least $445 million
•GAAP net loss at or better than $7 million
•Non-GAAP net income of at least $424 million
•GAAP net loss per share at or better than $0.11
•Non-GAAP net income per share of at least $6.57

These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause AspenTech’s actual results to differ materially from these forward-looking statements.

Conference Call and Webcast

AspenTech will host a conference call and webcast presentation on Monday, November 6, 2023, at 4:30 p.m. ET to discuss its financial results, business outlook, and related corporate and financial matters. A live webcast of the call will be available on AspenTech's Investor Relations website, ir.aspentech.com, via its “Webcasts” page. To access the call by phone, please use the following registration link. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time. A replay of the webcast also will be available for a limited time at http://ir.aspentech.com/.

AspenTech has provided an earnings presentation for its first quarter of fiscal 2024. The Company asks that shareholders refer to this presentation in conjunction with today’s conference call, which can be found at ir.aspentech.com.

Footnotes

1.AspenTech defines ACV as the estimate of the annual value of our portfolio of term license and software maintenance and support, or SMS, contracts, the annual value of SMS agreements purchased with perpetual licenses and the annual value of standalone SMS agreements purchased with certain legacy term license agreements, which have become an immaterial part of our business.
2.Effective January 1, 2023, we no longer exclude acquisition and integration planning related payments from our computation of free cash flow. Free cash flow for all prior periods presented has been revised to the current period computation.

About AspenTech

Aspen Technology, Inc. (NASDAQ: AZPN) is a global software leader helping industries at the forefront of the world’s dual challenge meet the increasing demand for resources from a rapidly growing population in a profitable and sustainable manner. AspenTech solutions address complex environments where it is critical to optimize the asset design, operation and maintenance lifecycle. Through our unique combination of deep domain expertise and innovation, customers in capital-intensive industries can run their assets safer, greener, longer and faster to improve their operational excellence. To learn more, visit AspenTech.com.

Forward-Looking Statements

Statements in this press release that are not strictly historical may be “forward-looking” statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties, and AspenTech undertakes no obligation to update any such statements to reflect later developments. These forward-looking statements include, but are not limited to, our guidance for fiscal 2024, our expectations regarding cash collections and completion of our share repurchase authorization. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “strategy,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “opportunity” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These risks and uncertainties include, without limitation: the failure to realize the anticipated benefits of our transaction with Emerson Electric Co.; risks resulting from our status as a controlled company; the scope, duration and ultimate impacts of the Russia-Ukraine war, and the Israeli-Hamas conflict; as well as economic and currency conditions, market demand (including related to the pandemic and adverse changes in the process or other capital-intensive industries such as materially reduced spending budgets due to oil and gas price declines and volatility), pricing, protection of intellectual property, cybersecurity, natural disasters, tariffs, sanctions, competitive and technological factors, and inflation; and others, as set forth in AspenTech’s most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. The outlook contained herein represents AspenTech’s expectation for its consolidated results, other than as noted herein.

© 2023 Aspen Technology, Inc. AspenTech, aspenONE, asset optimization and the Aspen leaf logo are trademarks of Aspen Technology, Inc. All rights reserved. All other trademarks not owned by AspenTech are property of their respective owners.

Use of Non-GAAP Financial Measures

This press release contains “non-GAAP financial measures” under the rules of the U.S. Securities and Exchange Commission. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A reconciliation of GAAP to non-GAAP results is included in the financial tables included in this press release.

Management considers both GAAP and non-GAAP financial results in managing AspenTech’s business. As the result of adoption of new licensing models, management believes that a number of AspenTech’s performance indicators based on GAAP, including revenue, gross profit, operating income and net income, should be viewed in conjunction with certain non-GAAP and other business measures in assessing AspenTech’s performance, growth and financial condition. Accordingly, management utilizes a number of non-GAAP and other business metrics, including the non-GAAP metrics set forth in this press release, to track AspenTech’s business performance. None of these non-GAAP metrics should be considered as an alternative to any measure of financial performance calculated in accordance with GAAP.

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended September 30,
	2023	2022
	(Dollars and Shares in Thousands, Except per share data)
Revenue:
License and solutions	$148,648	$160,224
Maintenance	84,968	78,366
Services and other	15,692	12,229
Total revenue	249,308	250,819
Cost of revenue:
License and solutions	71,578	69,513
Maintenance	10,200	9,217
Services and other	16,282	12,400
Total cost of revenue	98,060	91,130
Gross profit	151,248	159,689
Operating expenses:
Selling and marketing	122,378	118,274
Research and development	53,676	49,740
General and administrative	35,405	42,848
Restructuring costs	—	9
Total operating expenses	211,459	210,871
Loss from operations	(60,211)	(51,182)
Other expense, net	(5,830)	(58,632)
Interest income, net	14,049	5,023
Loss before benefit for income taxes	(51,992)	(104,791)
Benefit for income taxes	(17,467)	(93,547)
Net loss	$(34,525)	$(11,244)
Net loss per common share:
Basic	$(0.54)	$(0.17)
Diluted	$(0.54)	$(0.17)
Weighted average shares outstanding:
Basic	64,319	64,454
Diluted	64,319	64,454

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	September 30, 2023	June 30, 2023
	(Dollars in Thousands, Except Share and Per Share Data)
ASSETS
Current assets:
Cash and cash equivalents	$120,540	$241,209
Accounts receivable, net	87,977	122,789
Current contract assets, net	369,019	367,539
Prepaid expenses and other current assets	32,010	27,728
Receivables from related parties	59,458	62,375
Prepaid income taxes	15,319	11,424
Total current assets	684,323	833,064
Property, equipment and leasehold improvements, net	17,484	18,670
Goodwill	8,328,192	8,330,811
Intangible assets, net	4,549,858	4,659,657
Non-current contract assets, net	547,617	536,104
Contract costs	17,138	15,992
Operating lease right-of-use assets	64,322	67,642
Deferred income tax assets	12,019	10,638
Other non-current assets	19,721	13,474
Total assets	$14,240,674	$14,486,052

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,301	$20,299
Accrued expenses and other current liabilities	79,536	99,526
Due to related parties	29,253	22,019
Current operating lease liabilities	12,570	12,928
Income taxes payable	48,461	46,205
Current contract liabilities	117,110	151,450
Total current liabilities	302,231	352,427
Non-current contract liabilities	27,671	30,103
Deferred income tax liabilities	911,967	957,911
Non-current operating lease liabilities	52,485	55,442
Other non-current liabilities	19,401	19,240
Stockholders’ equity:
Common stock, $0.0001 par value Authorized—600,000,000 shares Issued— 65,030,408 and 64,952,868 shares Outstanding— 63,855,939 and 64,465,242 shares	6	6
Additional paid-in capital	13,230,178	13,194,028
Accumulated deficit	(75,916)	(41,391)
Accumulated other comprehensive (loss) income	(8,765)	2,436
Treasury stock, at cost — 1,174,469 and 487,626 shares of common stock	(218,584)	(84,150)
Total stockholders’ equity	12,926,919	13,070,929
Total liabilities and stockholders’ equity	$14,240,674	$14,486,052

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Three Months Ended September 30,
	2023	2022
	(Dollars in Thousands)
Cash flows from operating activities:
Net loss	$(34,525)	$(11,244)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	123,219	122,546
Reduction in the carrying amount of right-of-use assets	3,562	3,291
Net foreign currency losses	5,894	8,332
Stock-based compensation	16,699	17,736
Deferred income taxes	(51,080)	(70,438)
Provision for uncollectible receivables	1,788	3,609
Other non-cash operating activities	19	3,225
Changes in assets and liabilities:
Accounts receivable	29,417	8,009
Contract assets	(24,062)	(68,357)
Contract costs	(1,163)	(3,451)
Lease liabilities	(3,770)	(1,659)
Prepaid expenses, prepaid income taxes, and other assets	(17,022)	(47,004)
Liability from foreign currency forward contract	—	50,259
Accounts payable, accrued expenses, income taxes payable and other liabilities	4,735	(13,476)
Contract liabilities	(36,730)	3,699
Net cash provided by operating activities	16,981	5,077
Cash flows from investing activities:
Purchases of property, equipment and leasehold improvements	(937)	(1,321)
Payments for business acquisitions, net of cash acquired	(8,273)	(74,947)
Payments for equity method investments	(98)	—
Payments for capitalized computer software development costs	—	(99)
Payments for asset acquisitions	(12,500)	—
Net cash used in investing activities	(21,808)	(76,367)
Cash flows from financing activities:
Issuance of shares of common stock	3,285	8,470
Repurchases of common stock	(114,224)	—
Payment of tax withholding obligations related to restricted stock	(1,938)	(3,422)
Deferred business acquisition payments	—	(1,363)
Repayments of amounts borrowed under term loan	—	(6,000)
Net transfers from Parent Company	3,890	12,446
Payments of debt issuance costs	—	(2,375)
Net cash (used in) provided by financing activities	(108,987)	7,756
Effect of exchange rate changes on cash and cash equivalents	(6,855)	(3,733)
Decrease in cash and cash equivalents	(120,669)	(67,267)
Cash and cash equivalents, beginning of period	241,209	449,725
Cash and cash equivalents, end of period	$120,540	$382,458

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES Reconciliation of GAAP to Non-GAAP Results of Operations and Cash Flows (Unaudited Dollars in Thousands, Except per Share Data)

	Three Months Ended September 30,
	2023	2022
Total expenses
GAAP total expenses (a)	$309,519	$302,001
Less:
Stock-based compensation (b)	(16,699)	(17,736)
Amortization of intangibles (c)	(121,587)	(121,160)
Acquisition and integration planning related fees	255	(4,858)

Non-GAAP total expenses	$171,488	$158,247

(Loss) income from operations
GAAP loss from operations	$(60,211)	$(51,182)
Plus:
Stock-based compensation (b)	16,699	17,736
Amortization of intangibles (c)	121,587	121,160
Acquisition and integration planning related fees	(255)	4,858

Non-GAAP income from operations	$77,820	$92,572

Net (loss) income
GAAP net loss	$(34,525)	$(11,244)
Plus:
Stock-based compensation (b)	16,699	17,736
Amortization of intangibles (c)	121,587	121,160
Acquisition and integration planning related fees	(255)	4,858
Unrealized loss on foreign currency forward contract	—	50,259
Less:
Income tax effect on Non-GAAP items (d)	(28,621)	(40,730)

Non-GAAP net income	$74,885	$142,039

Diluted (loss) income per share
GAAP diluted loss per share	$(0.54)	$(0.17)
Plus:
Stock-based compensation (b)	0.26	0.28
Amortization of intangibles (c)	1.88	1.88
Acquisition and integration planning related fees	—	0.07
Unrealized loss on foreign currency forward contract	—	0.77
Less:
Income tax effect on Non-GAAP items (d)	(0.44)	(0.63)

Non-GAAP diluted income per share	$1.16	$2.20

Shares used in computing Non-GAAP diluted income per share	64,658	64,454

	Three Months Ended September 30,
	2023	2022
Free Cash Flow (2)
Net cash provided by operating activities (GAAP)	$16,981	$5,077
Purchases of property, equipment and leasehold improvements	(937)	(1,321)
Payments for capitalized computer software development costs	—	(99)
Free cash flow (non-GAAP)	$16,044	$3,657

(a) GAAP total expenses
	Three Months Ended September 30,
	2023	2022
Total costs of revenue	$98,060	$91,130
Total operating expenses	211,459	210,871
GAAP total expenses	$309,519	$302,001

(b) Stock-based compensation expense was as follows:
	Three Months Ended September 30,
	2023	2022
Cost of license and solutions	$680	$742
Cost of maintenance	488	561
Cost of services and other	498	408
Selling and marketing	2,942	3,347
Research and development	4,553	3,611
General and administrative	7,538	9,067
Total stock-based compensation	$16,699	$17,736

(c) Amortization of intangible assets was as follows:
	Three Months Ended September 30,
	2023	2022
Cost of license and solutions	$48,035	$47,670
Selling and marketing	73,552	73,490
Total amortization of intangible assets	$121,587	$121,160

(d) The income tax effect on non-GAAP items for the three months ended September 30, 2023 and 2022, respectively, is calculated utilizing the Company's combined US federal and state statutory tax rate as following:

	Three Months Ended September 30,
	2023	2022
U.S. Statutory Rate	21.79%	21.79%

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES Reconciliation of Forward-Looking Guidance (Unaudited Dollars in Thousands, Except per Share Data)

	Twelve Months Ended June 30, 2024 (3)

Guidance - Total expenses
GAAP expectation - total expenses	$1,220,000
Less:
Stock-based compensation	(59,000)
Amortization of intangible assets	(486,000)

Non-GAAP expectation - total expenses	$675,000

Guidance - (Loss) income from operations
GAAP expectation - loss from operations	$(100,000)
Plus:
Stock-based compensation	59,000
Amortization of intangible assets	486,000

Non-GAAP expectation - income from operations	$445,000

Guidance - Net (loss) income and diluted (loss) income per share
GAAP expectation - net loss and diluted loss per share	$(7,000)	$(0.11)
Plus:
Stock-based compensation	59,000
Amortization of intangible assets	486,000
Less:
Income tax effect on Non-GAAP items (4)	(114,000)

Non-GAAP expectation - net income and diluted income per share	$424,000	$6.57

Shares used in computing guidance for Non-GAAP diluted income per share	64,560

Guidance - Free Cash Flow (5)
GAAP expectation - Net cash provided by operating activities	$378,000
Less:
Purchases of property, equipment and leasehold improvements	(17,500)
Payments for capitalized computer software development costs	(500)

Free cash flow expectation (non-GAAP)	$360,000
__________
(3) Rounded amount used, except per share data.
(4) The income tax effect on non-GAAP items for the twelve months ended June 30, 2024 is calculated utilizing the Company's statutory tax rate of 21.79 percent.
(5) Free cash flow guidance has been updated to reflect a change in methodology to calculate free cash flow and does not represent a change in management's expectations. Effective January 1, 2023, we no longer exclude acquisition and integration planning related payments from our computation of free cash flow. We have updated our guidance computation for free cash flow to reflect that such payments are no longer excluded from free cash flow.